SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): June 18, 1998

                         LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                       1-9466                      13-3216325
           (Commission File Number)     (IRS Employer Identification No.)


                            3 World Financial Center
                            New York, New York     10285
                        (Address of principal     (Zip Code)
                           executive offices)

               Registrant's telephone number, including area code:
                                 (212) 526-7000

Item 5.  Other Events


Second Quarter Earnings

         On June 18, 1998 Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its second quarter 1998 earnings (the "Earnings Release").

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)    Exhibits

                The following Exhibits are filed as part of this Report.

                99.1       Press Release Relating to Second Quarter
                           1998 Earnings

                99.2       Consolidated Statement of Income
                           (Three Months Ended May 31, 1998)
                           (Preliminary and Unaudited)

                99.3       Consolidated Statement of Income
                           (Six Months ended May 31, 1998)
                           (Preliminary and Unadudited)

                99.4       Selected Statistical Information



      The Exhibit Index to this Report is incorporated herein by reference.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LEHMAN BROTHERS HOLDINGS INC.




                                          By:  /s/Charles B. Hintz
                                          ------------------------
                                               Charles B. Hintz
                                               Chief Financial Officer
                                               (Principal Financial Officer)



Date:  June 18, 1998

                                  EXHIBIT INDEX



Exhibit No.                Exhibit


Exhibit 99.1               Press Release Relating to Second Quarter
                           1998 Earnings

Exhibit 99.2               Consolidated Statement of Income
                           (Three Months Ended May 31, 1998)
                           (Preliminary and Unaudited)

Exhibit 99.3               Consolidated Statement of Income
                           (Six Months ended May 31, 1998)
                           (Preliminary and Unadudited)

Exhibit 99.4               Selected Statistical Information

[OBJECT OMITTED]



For Immediate Release                       MEDIA CONTACT: William J. Ahearn
                                                           (212) 526-4379

                                            INVESTOR CONTACT: Shaun Butler
                                                              (212) 526-8381



                             LEHMAN BROTHERS REPORTS
               RECORD EARNINGS OF $324 MILLION IN SECOND QUARTER,
                         UP 168 PERCENT FROM A YEAR AGO

        Return on Equity Rises to 30% Level, Net Revenues Increase by 72%


NEW YORK, June 18, 1998 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $324 million, or $2.12 per common share (diluted), for the second quarter ended May 31, 1998. Net income increased by 168 percent over the $121 million reported for the second quarter of fiscal 1997. Earnings per share increased by 123 percent from $0.95 (diluted) in the year-ago quarter. The quarter represented the highest quarterly earnings Lehman Brothers has ever posted, surpassing the $197 million earned in the fiscal 1997 third quarter by more than $125 million.

For the first six months of fiscal 1998, net income was a record $511 million, an increase of 93 percent from $265 million in net income for the first half of fiscal 1997.

                                    - more -

                                                      Second Quarter 1998/page 2

"This was an outstanding quarter and first six months for Lehman Brothers," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "For the quarter, our revenues, profits, operating margin and return on equity were all at record levels, while our costs remained firmly under control. The significant increases in revenues and earnings clearly reflected the continuing successful shift in the Firm's business mix to higher margin, high ROE activities, particularly M&A advisory, high yield, and equities."

Net revenues (total revenues less interest expense) for the second quarter were $1.473 billion, an increase of 72 percent from $854 million in the second quarter of fiscal 1997. Mr. Fuld noted that the increase in net revenues reflected across-the-board strength in Lehman Brothers' fixed income, equity and investment banking businesses. In particular, the Firm's global merger and acquisition advisory business, fixed income and equity derivatives, leveraged lending and high yield origination, and real estate and mortgage activities showed significant strength in the second quarter. He also noted that the Firm entered the fiscal 1998 third quarter with record totals in its calendar of upcoming lead-managed equity underwritings and in its pipeline of M&A advisory assignments.

For the first six months of fiscal 1998, net revenues were $2.518 billion, an increase of 42 percent from $1.779 billion in the fiscal 1997 first half.

Non-interest expenses for the second quarter were $997 million. Nonpersonnel expenses for the same period were $250 million, essentially the same as in the previous fiscal year's second quarter despite planned investments in a number of key strategic businesses and increased expense related to a higher volume of business activity. Also reflecting the Firm's continued successful focus on expense management, nonpersonnel expenses as a percentage

                                    - more -

                                                      Second Quarter 1998/page 3

of net revenues decreased to 17.0 percent from 29.2 percent a year ago. Compensation and benefits as a percentage of net revenues remained at 50.7 percent for the 13th successive quarter.

For the fiscal 1998 first half, non-interest expense was $1.767 billion. Nonpersonnel expenses were $490 million, compared with $486 million in the first six months of fiscal 1997.

For the fiscal 1998 second quarter, the Firm's pre-tax margin was 32.4 percent, up from 20.2 percent in the second quarter of fiscal 1997. Return on common equity was 29.9 percent for the quarter ended May 31, 1998, up from 12.8 percent for the second quarter of fiscal 1997, and 17.6 percent for the fiscal 1998 first quarter. For the first six months of fiscal 1998, the Firm's pre-tax margin was 29.8 percent, compared with 22.0 percent for the first six months of fiscal 1997; for the same period, return on common equity was 23.9 percent, compared with 14.4 percent in fiscal 1997. (Return on common equity for the current fiscal quarter and six months is calculated using net income before adjusting for a special preferred dividend.)

As of May 31, 1998, Lehman Brothers stockholders' equity was $5.1 billion and total capital (stockholders' equity and long-term debt) was $31.9 billion. Book value per common share was $35.93.

As a result of the level of earnings Lehman Brothers attained in the first six months of 1998, earnings per share calculations include the impact of a special preferred dividend of $50 million expected to be paid to American Express Company and to Nippon Life Insurance Company at year end. American Express and Nippon Life are entitled to receive an annual non-cumulative preferred dividend equal to 50 percent of the amount by which the Firm's net income for the full fiscal year exceeds $400 million, up to a maximum of $50 million per year, through mid-year 2002.
                                    - more -

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and fixed income and equity sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.

                                      # # #


                          Financial Statements Attached

                                                                    EXHIBIT 99.2
LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                            Three Months Ended     Percentage of
                                           May 31      May 31      Dollar Change
                                            1998        1997         Inc/(Dec)
                                       ------------- ------------  -------------
Revenues:
    Principal transactions                $  588        $  326          80%
    Investment banking                       495           274          81
    Commissions                              124            91          36
    Interest and dividends                 4,307         3,099          39
    Other                                     40            16         150
                                         -------       -------
       Total revenues                      5,554         3,806          46
    Interest expense                       4,081         2,952          38
                                           -----         -----
       Net revenues                        1,473           854          72
                                           -----        ------
Non-interest expenses:
    Compensation and benefits                747           433          72
    Brokerage, commissions and
     clearance fees                           60            61          (2)
    Professional services                     43            47          (9)
    Communications                            38            36           6
    Occupancy and equipment                   32            34          (6)
    Business development                      29            26          12
    Depreciation and amortization             22            21           5
    Other                                     26            24           8
                                          ------       -------
       Total non-interest expenses           997           682          46
                                           -----        ------
Income before taxes                          476           172         177
    Provision for income taxes               152            51         198
                                           -----       -------
Net income                                $  324        $  121         168
                                          ======        ======
Net income applicable to common stock     $  268        $  114         135
                                          ======        ======


Average shares
  Basic                                    120.6         118.0
                                           =====         =====
  Diluted                                  126.3         120.4
                                           =====         =====

Earnings per common share
  Basic                                    $2.22        $ 0.97
                                           =====        ======
  Diluted                                  $2.12        $ 0.95
                                           =====        ======

                                                                    EXHIBIT 99.3
LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                            Six Months Ended       Percentage of
                                          May 31         May 31    Dollar Change
                                           1998           1997       Inc/(Dec)
                                        ------------  -----------   -----------
Revenues:
    Principal transactions                1,011          $   672        50%
    Investment banking                      843              514        64
    Commissions                             241              188        28
    Interest and dividends                7,981            6,377        25
    Other                                    58               54         7
                                        -------         --------
       Total revenues                    10,134            7,805        30
    Interest expense                      7,616            6,026        26
                                         ------            -----
       Net revenues                       2,518            1,779        42
                                         ------            -----
Non-interest expenses:
    Compensation and benefits             1,277              902        42
    Brokerage, commissions and
     clearance fees                         114              118        (3)
    Professional services                    85               88        (3)
    Communications                           74               70         6
    Occupancy and equipment                  68               69        (1)
    Business development                     55               51         8
    Depreciation and amortization            44               43         2
    Other                                    50               47         6
                                        -------          -------
       Total non-interest expenses        1,767            1,388        27
                                          -----            -----
Income before taxes                         751              391        92
    Provision for income taxes              240              126        90
                                          -----            -----
Net income                               $  511           $  265        93
                                         ======           ======
Net income applicable to common stock    $  448           $  252        78
                                         ======           ======


Average shares
  Basic                                   120.6            117.5
                                          =====            =====
  Diluted                                 125.6            119.8
                                          =====            =====

Earnings per common share
  Basic                                   $3.71           $2.15
                                          =====           =====
  Diluted                                 $3.57           $2.11
                                          =====           =====

                                                                    EXHIBIT 99.4
LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)


                                                                             Quarters Ended
                                                                             --------------

                                          5/31/98        2/28/98         11/30/97          8/31/97        5/31/97         2/28/97
                                          -------        -------         --------          -------        -------         -------

Income Statement
----------------
Net Revenues                                $1,473        $1,045          $1,023           $1,071          $  854          $  925
Non-Interest Expenses:
  Compensation and Benefits                    747           530             519              543             433             469
  Nonpersonnel Expenses                        250           240             239              247             249             237
Net Income                                     324           187             185              197             121             144
Net Income Applicable to
   Common Stock                                268           180             160              160             114             138
Earnings per Common Share (a)
   Basic                                     $2.22         $1.49           $1.34            $1.34           $0.97           $1.18
   Diluted                                   $2.12         $1.44           $1.30            $1.30           $0.95           $1.16

Financial Ratios (%)
--------------------
Return on Common Equity
   (annualized) (b)                           25.2          17.6            18.3             20.5            12.8            16.1
Pretax Operating Margin                       32.4          26.3            25.9             26.2            20.2            23.7
Compensation & Benefits/
   Net Revenues                               50.7          50.7            50.7             50.7            50.7            50.7
Effective Tax Rate                            32.0          32.0            30.0             30.0            30.0            34.0

Balance Sheet
-------------
Total Assets                              $179,000      $175,643         151,705         $147,894        $145,118        $149,493
Total Assets Excluding
   Matched Book (c)                        130,000       124,225         108,099          104,626         105,025         114,474
Common Stockholders' Equity                  4,326         4,175           4,015            3,795           3,630           3,504
Total Stockholders' Equity                   5,084         4,683           4,523            4,303           4,138           4,012
Total Capital (long-term debt
plus stockholders' equity                   31,929        28,597          24,784           23,207          22,083          21,308
Book Value per Common Share (d)              35.93         34.56           33.39            31.86           30.67           29.76

Other Data (#s)
---------------
Employees                                    8,387         8,314           8,340            8,190           7,788           7,602
Common Stock Outstanding (e)           117,114,203   118,551,437     116,612,074      101,939,516     101,541,385     101,263,173
Average Shares
   Basic                               120,633,663   120,638,144     118,976,492      118,722,434     118,009,833     116,994,151
   Diluted                             126,301,259   124,797,348     123,003,138      122,363,228     120,420,733     119,085,890



(a) Effective December 1997, basic and diluted earnings per share replaced the primary and fully diluted calculations in accordance with Statement of Financial Accounting Standards No. 128.
(b) Return on common equity calculated using net income after adjusting for special preferred dividends.
(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(d) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(e) The increase at 11/30/97 represents the establishment of a trust to provide common stock voting rights to employees who hold restricted stock units. The establishment of the trust did not impact the total number of shares used in the computation of earnings per common share.